UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 29, 2016

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33710	06-1393453
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1621 Fiske Place
	Oxnard, California	93033
	(Address of Principal Executive Offices)	(Zip Code)

(805) 639-9458

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On April 1, 2016, Clean Diesel Technologies, Inc. (the “Company” or “CDTI”) executed a promissory note (the “Note”) in favor of Kanis S.A., pursuant to which Kanis S.A. loaned the Company $2,000,000 (the “New Loan”).  In addition, on April 1, 2016, the Company entered into an amendment to the loan agreement (the “Amendment”) with Kanis S.A., pursuant to which the Company and Kanis S.A. agreed to amend certain prior loans and amendments aggregating a principal balance of $7,500,000 (the “Existing Loans”).  The Amendment included the addition of a conversion feature to the Existing Loans, providing for their conversion into the Company’s common stock.  The Note and the Amendment are described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2016 (the “Original Form 8-K”), which description is incorporated herein by reference.  The full text of the Note and the Amendment were filed as Exhibits 10.1 and 10.2 to the Original Form 8-K, and are incorporated herein by reference.

Certain financial instruments of the Amendment required bifurcation and were determined to be an embedded derivative comprised of a conversion feature and a call option valued at $3.9 million using the Monte Carlo simulation model.  The Company recorded the bifurcated derivative as a liability with a corresponding debt discount.  During the three months ended June 30, 2016, the Company recognized $274,000 of debt discount amortization, and on June 30, 2016, the Company marked-to-market the derivative liability resulting in a gain on the derivative liability of $2.8 million.  During the three months ended September 30, 2016, the Company received stockholder approval to complete the conversion of the Existing Loans into common stock, which conversion occurred on August 30, 2016.  The Company accounted for the conversion of the Existing Loans as an extinguishment.

The Company subsequently reviewed the accounting treatment of the Amendment and has determined that the Amendment resulted in the extinguishment of the Existing Loans, and that the Company should have followed the accounting required for debt extinguishment and recorded the revalued Existing Loans on April 1, 2016.

As a result of its review, the Company has determined that:

•                  an extinguishment loss should have been recorded in other income in the second quarter of 2016 for approximately $1.6 million as a result of the April 1, 2016 Amendment of the Existing Loans; and

•                  the extinguishment loss recorded in other income in the third quarter of 2016 as a result of the conversion of the Existing Loans was overstated by approximately $1.8 million.

The Company has concluded that these errors have no material effect on the amounts previously reported as of and for the three and six months ended June 30, 2016 and the three and nine months ended September 30, 2016, and that investors may continue to rely on the previously issued unaudited condensed consolidated financial statements for the three and six months ended June 30, 2016 included in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2016 and the three and nine months ended September 30, 2016 included in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2016.  We reached our conclusion after discussion with our Audit Committee and our independent registered public accounting firm.  When the Company files its quarterly reports on Form 10-Q for the quarterly periods ended June 30, 2017 and September 30, 2017, the comparative figures for the June 30, 2016 and September 30, 2016 periods will be restated to correct the errors described in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2016	Clean Diesel Technologies, Inc.

	By:	/s/ Tracy Kern
Tracy Kern
Chief Financial Officer